Exhibit 21

                     List of Subsidiaries of the Registrant



        The table below lists the Registrant subsidiaries. Unless otherwise indicated, the Registrant, or one of its subsidiaries, own 100% of the outstanding capital stock of the subsidiary.

       Name of Subsidiary                            Country of Incorporation
       ------------------                            ------------------------

       Senstar-Stellar Corporation                   Canada
       Perimeter Products Inc.                       United States
       Senstar-Stellar Inc.                          United States
       Senstar GmbH                                  Germany
       Kobb Inc.                                     United States
       Magal B.V.                                    The Netherlands
       Senstar-Stellar Latin America S.A. de C.V.    Mexico
       Senstar-Stellar Limited                       United Kingdom
       Smart Interactive Systems, Inc.               United States
       E.S.E. Ltd.                                   Israel
       Magal Security Sisteme S.R.L                  Romania